Exhibit 4.1(c)

CABOT OIL & GAS CORPORATION
AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT
As of April 8, 2016
To the Holders of Notes Named
on the Signature Pages Hereto
Ladies and Gentlemen:
Cabot Oil & Gas Corporation (hereinafter, together with its successors and assigns, the “Company”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.
1.1.    Note Issuances, etc.
Pursuant to that certain Note Purchase Agreement dated July 16, 2008, as amended by Amendment No. 1 to Note Purchase Agreement dated as of June 30, 2010 and Amendment No. 2 to Note Purchase Agreement dated as of December 31, 2015 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) the Company issued and sold (a) $245,000,000 in aggregate principal amount of its 6.44% Series D Senior Notes due July 16, 2018 (the “Series D Notes”), (b) $100,000,000 in aggregate principal amount of its 6.54% Series E Senior Notes due July 16, 2020 (the “Series E Notes”) and (c) $80,000,000 in aggregate principal amount of its 6.69% Series F Senior Notes due July 16, 2023 (the “Series F Notes”). The Series D Notes, the Series E Notes and the Series F Notes (as each may be amended, restated or otherwise modified from time to time as of the date hereof, collectively, the “Existing Notes”) as of the date hereof remain outstanding. The register for the registration and transfer of the Existing Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 3 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Existing Notes.

2.	DEFINED TERMS.
Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.	AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.
Subject to Section 5 of this Amendment Agreement, the Noteholders and the Company hereby agree to each of the amendments to the Existing Note Purchase Agreement as provided for by this Amendment Agreement and specified in this Section 3. Such amendments are referred to herein, collectively, as the “Amendments”.
3.1.    Section 8.7 - Purchase of Notes. Section 8.7 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

8.7    Purchase of Notes.
The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except:
(a)    at any time, upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes; and
(b)    during the period commencing on April 8, 2016 and ending on December 31, 2016, pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions; provided that, solely with respect to Notes with denominations of $500,000 or less as of April 8, 2016, if such offer to purchase is in part, in no event shall such offer to the holder of any such Note be for less than $500,000 or the outstanding principal balance of such Note, if less (the “Purchase Offer”). The Company will give each holder of Notes written notice of such Purchase Offer pursuant to this Section 8.7(b) not less than 10 Business Days and not more than 15 Business Days prior to the date fixed for such purchase (the “Purchase Date”). Each such notice shall (i) specify the Purchase Date (which shall be a Business Day), (ii) the aggregate principal amount of the Notes proposed to be purchased on such date and on what terms, (iii) the aggregate principal amount of other Senior Notes proposed to be purchased (if any) under each Other Note Agreement on or about such date and on what terms, (iv) the aggregate principal amount of indebtedness proposed to be prepaid (if any) under any Material Credit Facility on or about such date, (v) the principal amount of each Note held by such holder proposed to be purchased, and (vi) the interest which would be paid on the Purchase Date with respect to such principal amount proposed to be purchased. To accept such Purchase Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company at least 3 Business Days prior to the Purchase Date. Notwithstanding anything in this Agreement to the contrary, any notice required to be delivered pursuant to this Section 8.7(b) may be delivered by (i) email at the email address provided by the Company and each holder of Notes on Annex 2 to the Third Amendment (or at such other email address as the Company or such holder of Notes shall have specified in writing from time to time), or (ii) in accordance with Section 18.
The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
3.2.    Section 17.2 - Solicitation of Holders of Notes. Section 17.2 of the Existing Note Purchase Agreement is hereby amended by adding a new clause (c) at the end of such Section to read as follows:
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty (i) that contains, is contingent upon, or is in contemplation of a current or future offer of prepayment or repurchase by the Company, any Subsidiary or any Affiliate of the Company (or any other Person acting in concert with any of them), unless such offer is made to all such holders on the same terms and conditions, or (ii) by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall, in each case, be void and of no force or effect except, in the case of any consent given pursuant to clause (ii) above, solely as to the holder that has so transferred or agreed to transfer its Notes, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions)

shall be void and of no force or effect except, in the case of any consent given pursuant to clause (ii) above, solely as to the holder that has so transferred or agreed to transfer its Notes.
3.3.    Schedule B – Defined Terms. The following new definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:
“Purchase Date” is defined in Section 8.7(b).
“Purchase Offer” is defined in Section 8.7(b).
“Third Amendment” means Amendment No. 3 to Note Purchase Agreement, dated as of April 8, 2016, between the Company and the holders of Notes party thereto.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:
4.1.    Reaffirmation of Representations and Warranties.
All of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date).
4.2.    Organization, Power and Authority, etc.
The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.
4.3.    Legal Validity.
The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement: (a) are within the corporate powers and authority of the Company; and (b) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4.    No Defaults.
No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect.
4.5.    Disclosure.
This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Amendment Agreement.

5.	EFFECTIVENESS OF AMENDMENTS.
The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):
5.1.    Execution and Delivery of this Amendment Agreement.
The Company and the Noteholders shall have executed and delivered this Amendment Agreement.
5.2.    Representations and Warranties True.
The representations and warranties set forth in Section 4 shall be true and correct on such date in all respects.
5.3.    Authorization.
The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.
5.4.    Amendment to December 2008 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 3 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated December 1, 2008, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.5.    Amendment to 2010 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 2 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated December 30, 2010, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.6.    Amendment to 2014 Note Purchase Agreement.
The Company shall have delivered to the Noteholders a fully executed copy of that certain Amendment No. 2 to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated September 18, 2014, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Noteholders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
5.7.    Special Counsel Fees.
The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 6 below.
5.8.    Proceedings Satisfactory.
All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.	EXPENSES.
Whether or not the Amendments become effective, the Company will promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Morgan, Lewis & Bockius LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.

7.	MISCELLANEOUS.
7.1.    Part of Existing Note Purchase Agreement; Future References, etc.
This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.
7.2.    Counterparts, Facsimiles.
This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.
7.3.    Governing Law.
THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.
CABOT OIL & GAS CORPORATION
By:    /s/ Matthew P. Kerin
Name:    Matthew P. Kerin
Title:    Treasurer

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Existing Notes and is authorized to enter into this Amendment Agreement in respect thereof.
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:    /s/ Chris Halloran
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY

By:    PGIM, Inc., as investment manager

By:    /s/ Chris Halloran
Title:    Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc., as investment manager

By:    /s/ Chris Halloran
Title:     Vice President

MEDICA HEALTH PLANS

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:    /s/ Chris Halloran
Title:    Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY
By:    Northwestern Mutual Investment Management Company, LLC,
Its investment advisor

By:    /s/ Daniel J. Julka
Name:    Daniel J. Julka
Title:     Managing Director

MANULIFE (INTERNATIONAL) LIMITED
By:    Hancock Capital Investment Management, LLC,
as Sub-Investment Manager

By:    /s/ Eugene Hodge, Jr.
Name:    Eugene Hodge, Jr.
Title:    Senior Managing Director

JPMORGAN CHASE BANK, N.A. not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust

By:    /s/ Jacqueline M. Savage\
Name:    Jacqueline M. Savage
Title:    Attorney-in-Fact

JPMorgan Chase Bank, N.A. acting solely in its representative capacity as directed trustee for and not in its individual capacity. JPMorgan Chase
Bank, N.A. shall not have individual liability with respect to the foregoing.

AMERICAN GENERAL LIFE INSURANCE COMPANY
THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK
By:    AIG Asset Management (U.S.) LLC, Investment Adviser

By:    /s/ James (Michael) Reynolds, Vice President
James (Michael) Reynolds, Vice President

CLIFTON PARK CAPITAL MANAGEMENT, LLC

By:    /s/ Matthew D. Dall
Name:    Matthew D. Dall
Title:    Head of Credit Research

ENSIGN PEAK ADVISORS, INC.

By:    /s/ Matthew D. Dall
Name:    Matthew D. Dall
Title    Head of Credit Research:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:    CIGNA Investments, Inc. (authorized agent)

By:    /s/ Lori E. Hopkins
Name:    Lori E. Hopkins
Title:    Managing Director

UNUM LIFE INSURANCE COMPANY OF AMERICA
By:    Provident Investment Management, LLC
Its:    Agent

By:    /s/ Ben Vance
Name:     Ben Vance
Title:    Vice President, Senior Managing Director

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
By:    Provident Investment Management, LLC
Its:    Agent

By:    /s/ Ben Vance
Name:     Ben Vance
Title:    Vice President, Senior Managing Director

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY
By:    Provident Investment Management, LLC
Its:    Agent

By:    /s/ Ben Vance
Name:     Ben Vance
Title:    Vice President, Senior Managing Director

MUTUAL OF OMAHA INSURANCE COMPANY

By:    /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:    /s/ Justin P. Kavan
Name:    Justin P. Kavan
Title:    Senior Vice President

PROTECTIVE LIFE INSURANCE COMPANY

By:    /s/ Philip E. Passafiume
Name:    Philip E. Passafiume
Title:    Director, Fixed Income

PROTECTIVE LIFE & ANNUITY INSURANCE
COMPANY

By:    /s/ Philip E. Passafiume
Name:    Philip E. Passafiume
Title:    Director, Fixed Income

ATHENE ANNUITY AND LIFE COMPANY
By:    Athene Asset Management, L.P., its investment adviser
By:    AAM GP Ltd., its general partner

By:    /s/ Roger D. Fors
Name:    Roger D. Fors
Title:    Senior Vice President, Fixed Income

KNIGHTS OF COLUMBUS

By:    /s/ Gilles Marchand
Name:    Giles Marchand
Title:    VP

BANKERS LIFE AND CASUALTY COMPANY
COLONIAL PENN LIFE INSURANCE COMPANY
WILCO LIFE INSURANCE COMPANY
WASHINGTON NATIONAL INSURANCE COMPANY

By:    40|86 Advisors, Inc. acting as Investment Advisor

By:    /s/ Jesse E. Horsfall
Name:    Jesse E. Horsfall
Title:    Senior Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:    Babson Capital Management LLC
as Investment Adviser

By:    /s/ Patrick M. Manseau
Name:    Patrick M. Manseau
Title:    Managing Director

C.M. LIFE INSURANCE COMPANY
By:    Babson Capital Management LLC
as Investment Adviser

By:    /s/ Patrick M. Manseau
Name:    Patrick M. Manseau
Title:    Managing Director

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:    /s/ Andrew Ebersole
Name:    Andrew Ebersole
Title:    Director – Head of Private Placements

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:     /s/ Ward Argust
Name:     Ward Argust
Title:    Assistant Vice President, Investments

By:    /s/ Tad Anderson
Name:     Tad Anderson
Title:    Assistant Vice President, Investments

SOUTHERN FARM BUREAU LIFE INSURANCE
COMPANY

By:    /s/ David Divine
Name:    David Divine
Title:    Senior Portfolio Manager

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:    /s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By:    /s/ R. A. Mucci
Name:    R.A. Mucci
Title:    Senior Vice President & Treasurer

SETTLERS LIFE INSURANCE COMPANY

By:    /s/ R.A. Mucci
Name:    R.A. Mucci
Title:    Senior Vice President & Treasurer

CONSECO LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management,
LLC, as Advisor

By:    /s/ Kevin Robinson
Name:     Kevin Robinson
Title:    Attorney-in-Fact

Annex 1
Noteholders

The Prudential Insurance Company of America

Prudential Arizona Reinsurance Captive Company

Prudential Retirement Insurance and Annuity Company

Medica Health Plans

The Northwestern Mutual Life Insurance Company

American General Life Insurance Company

The United States Life Insurance Company in the City of New York

Manulife (International) Limited

JPMorgan Chase Bank, N.A., not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust

Clifton Park Capital Management, LLC

Ensign Peak Advisors, Inc.

Connecticut General Life Insurance Company

Life Insurance Company of North America

Cigna Health and Life Insurance Company

Unum Life Insurance Company of America

Provident Life and Accident Insurance Company

Colonial Life & Accident Insurance Company

United of Omaha Life Insurance Company

Mutual of Omaha Insurance Company

Great-West Life & Annuity Insurance Company

Protective Life Insurance Company

Protective Life & Annuity Insurance Company

Knights of Columbus

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

Life Insurance Company of the Southwest

Bankers Life and Casualty Company

Wilco Life Insurance Company

Colonial Penn Life Insurance Company

Washington National Insurance Company

Southern Farm Bureau Life Insurance Company

Athene Annuity and Life Company

The Ohio National Life Insurance Company

Ohio National Life Assurance Corporation

National Guardian Life Insurance Company

Settlers Life Insurance Company

Conseco Life Insurance Company

Annex 2

Schedule Omitted